UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 31, 2023, AEye, Inc. (the “Company”) implemented the second phase of its automotive-first strategic plan previously announced in May of 2023. The Company expects to provide further details regarding this second phase of the automotive-first strategic plan during its third quarter earnings call scheduled for November 9, 2023. The second phase of the automotive-first strategic plan aligns the Company’s operations with evolving business needs by focusing on the transition of the Company from research and development to the commercialization of its automotive products, while reducing fixed operating costs.

The Company expects to record a one-time, pre-tax, non-cash inventory write-down and asset impairment in the range of $4.5 million to $6.5 million, principally consisting of inventory related to the industrial market as it focuses on scaling its automotive business, and a cash charge in the range of $2.0 to $2.5 million to be principally paid in the fourth quarter of 2023 related to a reduction-in-force. The reduction-in-force of approximately 29 full-time and part-time employees is expected to be completed in the fourth quarter of 2023, and the cash charge will primarily consist of personnel expenses, such as one-time separation payments and other benefits.

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “outlook,” “target,” “reflect,” “on track,” “foresees,” “future,” “may,” “deliver,” “will,” “shall,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms, other comparable terminology (although not all forward-looking statements contain these words), or by discussions of strategy, plans, or intentions. Forward looking statements included in this Current Report include statements about the Company’s implementation of the second phase of its revised automotive-first strategic plan, the inventory write-down and asset impairment incurred in connection with the second phase of the Company’s revised automotive-first strategic plan, and the size, impact, and timing of the reduction-in-force, among others. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this Current Report on Form 8-K, it cautions you that these statements are based on a combination of facts and factors currently known by the Company and its projections of the future, about which the Company cannot be certain.

With respect to the matters addressed in this Current Report, the estimated costs the Company expects to incur in connection with the inventory write-down and asset impairment and the reduction-in-force are subject to certain assumptions, and actual results may differ significantly from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the reduction-in-force. The reduction-in-force may take longer than anticipated and it may have an adverse impact on the Company’s performance. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Form 8-K, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: November 6, 2023
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary